QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.2 (b)

SECOND AMENDMENT TO
LOAN AND SECURITY AGREEMENT

        THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of and effective as of March 24, 2004, (the "Effective Date"), by and among BANK OF AMERICA, NATIONAL ASSOCIATION, as administrative agent ("Administrative Agent") for the other lenders identified on the signature pages hereof (the "Lenders"), and METALS USA, INC. and each of its subsidiaries (the "Subsidiaries") which are parties hereto (collectively, the "Borrowers").

RECITALS

        A.    Borrowers (meaning, in this case, all entities comprising Borrowers as of October 31, 2002), Administrative Agent and the Lenders are parties to that certain Loan and Security Agreement dated as of October 31, 2002 (as amended, the "Agreement"; terms defined in the Agreement and not otherwise defined herein shall be used herein as defined in the Agreement).

        B.    Subsequent to October 31, 2002, certain name changes and reorganizations have occurred among certain of the entities which comprised Borrowers, being generally described as follows:

          1.     Allmet Building Products, L.P. changed its name to "Metals USA Building Products, L.P."

          2.     The following entities no longer exist due to their merger with and into Metals USA Building Products, L.P. (being the surviving entity in each such merger):

Cornerstone Building Products, Inc.
Cornerstone Metals Corporation
Cornerstone Patio Concepts, L.L.C.
Metals USA Building Products Southeast, Inc.
National Manufacturing, Inc.
Texas Aluminum Industries, Inc.
Valley Aluminum Co.
Valley Aluminum of Nevada, Inc.
Western Awning Company, Inc.

        C.    Borrowers, Administrative Agent, and the Lenders desire to amend the Agreement to provide for certain modifications as set forth herein, all subject to the terms and conditions contained herein.

        NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

        1.     AMENDMENT TO THE AGREEMENT.    Effective as of the Effective Date, the Agreement is hereby amended as follows:

          1.1   Amendment to Section 1.1 of the Agreement.    The existing definitions of the following defined terms in Section 1.1 of the Agreement are amended and restated in their entirety to read as follows:

        "Borrowing Base" means, at any time, an amount equal to the lesser of

            (a)   the Maximum Revolver Amount, or

            (b)   the sum of

                (i)  eighty-five percent (85%) of the Net Amount of Eligible Accounts,

      plus

               (ii)  the lesser of the following, but in any event not to exceed one hundred seventy five percent (175%) of the Net Amount of Eligible Accounts:

                (A)  sixty percent (60%) of the lesser of the original cost or market value of Eligible Inventory, or

                (B)  the sum of

                  (1)   ninety percent (90%) of the Orderly Liquidation Value of the Borrowers' flat rolled Inventory,

                plus

                  (2)   eighty-five percent (85%) of the Orderly Liquidation Value of all other Inventory of the Borrowers (i.e., exclusive of the Borrowers' flat rolled Inventory),

      minus

              (iii)  all reserves which the Agent deems necessary in the exercise of its reasonable credit judgment to maintain with respect to any Borrower, including, without limitation, reserves for any amounts which the Agent or any Lender may be obligated to pay in the future for the account of any Borrower.

        Notwithstanding the foregoing clause (b)(iii), as long as (i) Availability exceeds $20,000,000 and (ii) mark to market adjustments or reserves to re-value Inventory on a replacement cost basis versus book value would not cause Availability against the Borrowers' Inventory (regardless of whether such Inventory is flat rolled or otherwise) to exceed ninety percent (90%) of the Orderly Liquidation Value, as computed on the most recent Inventory appraisal, the Agent will not take reserves against Inventory as a result of such re-valuation adjustment.

        Any determination by the Agent in respect of the Borrowing Base shall be based on the Agent's reasonable credit judgment.

        "Maximum Revolver Amount" means $250,000,000.

        2.     Agreements Regarding First Extension of Stated Maturity Date. Notwithstanding the terms and provisions of Section 12.1 of the Agreement, Borrowers and Lenders agree as follows:

          (a)   The first automatic one-year extension of the term of this Agreement is hereby activated and is in effect as of the date of this Amendment. As a result thereof, (i) the Agreement (subject to prior termination by Lenders or by Borrowers in accordance with Section 12.1 of the Agreement) is extended to October 31, 2006, and (ii) there is only one automatic one-year extension remaining under Section 12.1 of the Agreement, that being the one-year extension which would have an Extension Determination Date of October 31, 2006 in order to effect an extension of the Agreement to October 31, 2007.

          (b)   The renewal fee provided for in Section 3.6 of the Agreement for the first one-year extension that is presently effective pursuant to paragraph (a) above of this Section 2 is due and payable in full as of the Effective Date. For avoidance of doubt, such renewal fee is $625,000 and is for the ratable benefit of all Lenders based upon the dollar amount set forth beside each respective Lender's name under the heading "Commitment" on the signature pages of this Amendment.

          (c)   By executing this Amendment (and in lieu of the certificate to be delivered to the Administrative Agent under Section 12.1 of the Agreement), Borrowers hereby agree that, giving effect to this Amendment and the one-year extension provided for in paragraph (a) above of this Section 2, no Default or Event of Default exists, and all representations and warranties contained in the Agreement (subject to the last sentence of this Section 2(c)) are true and correct (and in the case of the representations contained in Section 8.24 of the Agreement, such representation is deemed to relate to the most recent available audited Financial Statements as of the date of this Amendment). The Borrowers have advised the Agent that Metals USA Flat Rolled Central, Inc. ("M-FRCI") currently is not in good standing in its jurisdiction of organization. However, Borrowers agree that they will return M-FRCI to good standing in its jurisdiction of organization no later than April 12, 2004, and agree that the failure to return M-FRCI to good standing in its jurisdiction of organization as soon as practicable, but in any event no later than April 12, 2004, will constitute an Event of Default under Section 11.1(b) of the Agreement.

        3.     ACKNOWLEDGMENT OF THE BORROWERS.    The Borrowers acknowledge and agree that the Lenders executing this Amendment have done so in their sole discretion and without any obligation to consent to any other or future amendments to the Agreement. The Borrowers further acknowledge and agree that any action taken or not taken by the Lenders or the Administrative Agent prior to, on or after the date hereof shall not constitute a waiver or modification of any term, covenant or provision of any Loan Document.

        4.     REPRESENTATIONS AND WARRANTIES.    By its execution and delivery hereof, the Borrowers represent and warrant to the Lenders that, as of the date hereof the representations and warranties contained in the Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as if made on and as of such date, and no event has occurred and is continuing which constitutes a Default or an Event of Default.

        5.     CONDITIONS OF EFFECTIVENESS.    This Amendment shall be effective as of the Effective Date upon execution by all of the Lenders and the other parties hereto, so long as (i) all corporate actions of Borrowers taken in connection herewith and the transactions contemplated hereby shall be satisfactory in form and substance to Administrative Agent and Lenders, (ii) Administrative Agent shall have received from Borrowers, for the ratable benefit of all Lenders (based upon the dollar amount set forth beside each respective Lender's name under the heading "Commitment" on the signature pages of this Amendment), an amendment fee in the amount of $125,000, and (iii) Administrative Agent shall have received such other documents, certificates, and instruments as Administrative Agent shall reasonably require prior to the Agent's receipt of this Amendment executed by the Majority Lenders and the other parties hereto.

        6.     REFERENCE TO AGREEMENT.    Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Agreement, as affected and amended by this Amendment.

        7.     COUNTERPARTS; EXECUTION VIA FACSIMILE.    This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be validly executed and delivered by facsimile or other electronic transmission.

        8.     GOVERNING LAW: BINDING EFFECT.    This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon the Borrower, the Administrative Agent, each Lender and their respective successors and assigns.

        9.     HEADINGS.    Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

        10.   LOAN DOCUMENT.    This Amendment is a Loan Document and is subject to all provisions of the Agreement applicable to Loan Documents, all of which are incorporated in this Amendment by reference the same as if set forth in this Amendment verbatim.

        11.   ACKNOWLEDGEMENT OF LENDERS.    Each Lender acknowledges that as of the date of this Amendment, and giving effect to this Amendment, it's respective Commitment is as set forth opposite its respective signature to this Amendment.

        12.   FEES AND EXPENSES.    Borrowers agree to pay all reasonable out-of-pocket fees and expenses of the Administrative Agent in connection with the Loan Documents, including this Amendment, including without limitation, appraisal fees, filing and recording fees, legal and other professional fees and expenses, if any, incurred on or prior to the date of this Amendment by Administrative Agent, including, without limitation, the fees and expenses of Winstead Sechrest & Minick P.C.

        13.   NO ORAL AGREEMENTS.    THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as the date first above written.

AGENT:
BANK OF AMERICA, NATIONAL ASSOCIATION
By:	/s/ ROBERT SCALZITTI Name: Robert Scalzitti Title: Vice President

BORROWERS:
METALS USA, INC.
By:	/s/ TERRY FREEMAN Name: Terry L. Freeman Title: Senior Vice President and Chief Financial Officer

METALS USA BUILDING PRODUCTS, L.P.
(f/k/a "ALLMET BUILDING PRODUCTS, L.P.")
        By: Allmet GP, Inc., its General Partner
ALLMET GP, INC.
ALLMET LP, INC.
INTERSTATE STEEL SUPPLY CO. OF MARYLAND, INC.
INTSEL GP, INC.
INTSEL LP, INC.
i-SOLUTIONS DIRECT, INC.
JEFFREYS REAL ESTATE CORPORATION
LEVINSON STEEL GP, INC.
LEVINSON STEEL LP, INC.
METALS RECEIVABLES CORPORATION
METALS USA CARBON FLAT ROLLED, INC.
METALS USA FINANCE CORP.
METALS USA FLAT ROLLED CENTRAL, INC.
METALS USA MANAGEMENT CO., L.P.
        By: MUSA GP, Inc., its General Partner
METALS USA PLATES AND SHAPES, NORTHEAST, L.P.
        By: Levinson Steel GP, Inc., its General Partner
METALS USA PLATES AND SHAPES SOUTHCENTRAL, INC.
METALS USA PLATES AND SHAPES SOUTHEAST, INC.
METALS USA PLATES AND SHAPES SOUTHWEST, LIMITED PARTNERSHIP
        By: Intsel GP, Inc., its General Partner
METALS USA REALTY COMPANY
METALS USA SPECIALTY METALS NORTHCENTRAL, INC.
MUSA GP, INC.
MUSA LP, INC.
QUEENSBORO, L.L.C.
By: Metals USA Plates and Shapes Southeast, Inc., its sole Member
By:	/s/ TERRY FREEMAN Name: Terry L. Freeman Title: Vice President of each of the above-listed entities

QuickLinks

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
RECITALS